Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Cargo Connection Logistics Holding, Inc., for the period ending June 30, 2009, I, Scott Goodman, Chief Executive Officer and Chief Financial Officer of Cargo Connection Logistics Holding, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending June 30, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended June 30, 2009, fairly represents in all material respects, the financial condition and results of operations of Cargo Connection Logistics Holding, Inc.

Cargo Connection Logistics Holding, Inc.

Date: December 17, 2010	By:	/s/Scott Goodman
Scott Goodman
Chief Executive Officer Chief Financial Officer